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                                                                   EXHIBIT 10.27


                                 PROMISSORY NOTE

$283,410.00                                                      April ___, 1998

     FOR VALUE RECEIVED, the undersigned, G.I. JOE'S, INC., an Oregon Corporation ("Borrower") , whose mailing address is 9805 Boeckman Road, Wilsonville, Oregon 97070, promises to pay to the order of WAYNE T. JACKSON ("Lender") , at 5250 SW Landing Square, #3, Portland, Oregon 97201, or at such other place as may be designated from time to time in writing by the holder ("Holder") of this Promissory Note, the principal sum of TWO HUNDRED EIGHTY-THREE THOUSAND FOUR HUNDRED TEN AND No/100THS DOLLARS ($283,410.00) in lawful money of the United States of America, together with interest thereon, costs, and other charges as provided in this Promissory Note (the "Note").

     1. Interest. The unpaid principal balance of this Note shall be without interest, except after maturity or default as provided herein.

     2. Maturity. The entire balance of principal owing under this Note shall be due and payable July 31, 1999 (the "Maturity Date"). In the event any amount payable under this Note shall be due and payable on a non-business day, the outstanding amount due shall accrue interest at the rate of 15% per annum and shall be due and payable on the next following business day.

     3. Security. Payment of this Note is secured by a Collateral Assignment and Security Agreement of even date herewith between Borrower's President and principal shareholder, Norm Daniels, as assignor and debtor, and Lender, as secured party (the "Collateral Assignment"), and by a Limited Guaranty executed by Daniels.

     4. Prepayment. Borrower may prepay any portion or all of the balance of this Note at any time without penalty, provided, however, that any partial prepayment shall not extend the Maturity Date.

     5. Default. Time is of the essence with respect to this Note. If Borrower fails to make any payment required hereunder when due, or if an event of default occurs under the Collateral Assignment or Limited Guaranty, such failure or event of default shall constitute an Event of Default under this Note. Upon the occurrence of an Event of Default, Holder may enforce any right conferred upon Holder under this Note or the Collateral Assignment, and may pursue any other right or remedy allowed by law or in equity. Without limitation of the foregoing, upon the occurrence of an Event of Default, Holder shall have the right to declare the unpaid principal balance of, and all unpaid interest, fees, charges, and expenses owed by Borrower under, this Note immediately due and payable without further demand or notice to Borrower.

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Holder may pursue any such rights or remedies singly, together, or successively.
Exercise of any such right or remedy shall not be deemed an election of remedies. Failure to exercise any right or remedy shall not be deemed a waiver of any existing or subsequent default or a waiver of any such right or remedy.

     6. Additional Interest; Late Charge. Upon the occurrence of an Event of Default, all amounts owing shall bear interest at the rate of fifteen percent (15%) per annum until such amounts are paid in full. In addition, Borrower shall pay to Holder a late charge equal to five percent (5%) of the amount of any payment under this Note that is not made within ten (10) days after the due date therefor. Such late charge shall be payable as a fee to reimburse Holder for the additional expense of processing delinquent payments and not as a penalty.

     7. Costs of Enforcement. Upon the occurrence of an Event of Default, all reasonable costs and expenses incurred by Holder in enforcing its rights under this Note, including, without limitation, costs of collection and attorney fees, shall be payable by Borrower to Holder upon demand, and any payments received with respect to this Note shall be applied first to such costs, if any.

     8. Interest Limitation. Interest, fees, and charges collected or to be collected in connection with the indebtedness evidenced by this Note shall not exceed the maximum, if any, permitted by applicable law. If any such law is interpreted so that any such interest, fees, or charges would exceed any such maximum, and if Borrower is entitled to the benefit of such law, then notwithstanding anything to the contrary contained herein, (i) such interest, fees, or charges shall be reduced to the permitted maximum, and (ii) any sums already collected from Borrower that exceed the permitted maximum shall be refunded.

     9. Waiver. Borrower hereby waives diligence, presentment, demand for payment, notice of dishonor, protest, and notice of protest and any defense, counterclaim, or right of setoff that Borrower may now or hereafter have with respect to its obligations under this Note.

     10. Notices. Any notice given under this Note shall be in writing and shall be deemed given when delivered by personal service or two (2) business days after placement in the U.S. Mails, certified, return receipt requested, postage prepaid, and addressed to the address set forth for Holder and Borrower in the first paragraph of this Note, or such other address as either party may designate by written notice to the other in accordance with this Section.

     11. Modifications. Any modification to this Note must be set forth in writing and executed by the party or parties to be bound by such modification.

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     12. Assignability. The obligations of Borrower shall not be assigned without the prior written consent of Holder, which may be withheld in Holder's able discretion, and no assignment shall release Borrower from its obligations hereunder. This Note shall be binding upon the heirs, personal representatives, administrators, successors, and permitted assigns of Borrower and shall inure to the benefit of Holder and its successors and assigns.

     13. Severability. If any provision of this Note is found by a court of competent jurisdiction to be invalid or unenforceable as written, then the parties intend and desire that (i) such provision be enforceable to the fullest extent permitted by law, and (ii) the invalidity or unenforceability of such provision shall not affect the validity and enforceability of the remainder of this Note.

     14. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the state of Oregon.

     Executed as of the date and year first written above.

                                       G.I. JOE'S, INC.,
                                       an Oregon corporation


                                       By: /s/ NORM DANIELS
                                           -------------------------------------
                                           Norm Daniels,
                                           President

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